EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the "Report"), the undersigned Vlado P. Hreljanovic, Chief Executive Officer of the registrant Juniper Group, Inc. hereby certifies that:

1. The Report complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Registrant.

Date: May19, 2009	By:	/s/Vlado P. Hreljanovic
Vlado P. Hreljanovic, Chief Executive Officer and President

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.